EXHIBIT 3.(i)


                            ARTICLES OF INCORPORATION

                                       OF

                           CYBER DEFENSE SYSTEMS, INC.

     The Undersigned Incorporator hereby forms a corporation under the laws of the State of Florida.

                                    ARTICLE I

     The name of this Corporation shall be

                                        Cyber Defense Systems, Inc.

     The street address of the initial principal office and the mailing address of this Corporation is:

                                        7711 Military Trail North
                                        Palm Beach Gardens, Florida 33410


                                   ARTICLE II

     This Corporation is authorized to issue

(i) 200,000,000 shares of Class A Common Stock, having a par value of $.001 per share;

(ii) 200,000,000 shares of Class B Common Stock, having a par value of $.001 per share;

(iii)2 (two) shares of Class C Common Stock, having a par value of $.001 per share; and

(iv) 100,000,000 shares of Class A Preferred Stock, having a par value of $.001 per share.

     A.   Each share of the Class A Common Stock

          (i) shall, except as set forth in these Articles of Incorporation, be entitled to one (1) vote per share upon all matters presented to the Stockholders of this Corporation for their vote or approval, whether at a shareholders' meeting or by written consent;

          (ii) shall, except as set forth in these Articles of Incorporation, have the right to elect two Directors of this Corporation;

          (iii)may, without the consent of the shares of the Class A Common Stock, and in accordance with Section 607.06401, Florida Statutes, as the Statute provides as at the date these Articles of Incorporation are filed, be redeemed for cash, property or rights, including securities of this Corporation or another corporation, by resolution of the Board of Directors.




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     B.   Each share of the Class B Common Stock

     (i) shall be entitled to vote upon all matters presented to the Stockholders of this Corporation for their vote or approval, whether at a shareholders' meeting or by written consent, and, with respect to any matter upon which shares of the Class A Common Stock may be, or are entitled to vote, including upon amendments to these Articles of Incorporation, each share of the Class A Common Stock and each share of the Class B Common Stock shall vote together as a single Voting Group (and not as a separate Class), and, in voting upon any such matter, each share of the Class B Common Stock shall be entitled to one thousand (1,000) votes per share, and each share of the Class A Common Stock shall be entitled to one (1) vote per share;

     (ii) shall have the right, without the approval of the shares of the Class A Common Stock, to elect three Directors of this Corporation;

     (iii)shall have the right, without the approval of the shares of the Class A Common Stock,

          (a)  to increase the number of Directors;
          (b) to increase or decrease the number of votes each Director may have on any manner; and
          (c) to increase or decrease the duration of the terms of the Directors;

     (iv) may, with the consent of the shares of the Class B Common Stock, and in accordance with Section 607.06401, Florida Statutes, as the Statute provides as at the date these Articles of Incorporation are filed, be redeemed for cash, property or rights, including securities of this Corporation or another corporation, by resolution of the Board of Directors; and

     (v) shall be subordinate to the rights of the shares of the Class C Common Stock to receive the net assets of this Corporation upon dissolution.

     C. Each share of the Class C Common Stock

     (i) shall be entitled to one (1) vote per share upon all matters presented to the Stockholders of this Corporation for their vote or approval, whether at a shareholders' meeting or by written consent; and

     (ii) shall be entitled to receive the net assets of this Corporation upon dissolution.


     D. The shares of the Class A Preferred Stock may be issued from time to time in series, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Class A Preferred Stock, adopted by the Board of Directors pursuant to the authority granted in these Articles of Incorporation. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (i) the number of shares constituting that class or series and the distinctive designation of that class or series;

     (ii) the dividend rate, if any, on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series;




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     (iii)whether that class or series shall have voting rights,  in addition to the voting rights provided by law and, if so, the terms and conditions of such voting rights;

     (iv) whether that class or series shall have conversion privileges and, if so, the terms and conditions of such conversion including provision for adjustment of the conversion rate upon the occurrence of such events as the Board of Directors shall determine;

     (v) whether or not the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (vi) whether that class or series shall have a sinking fund for the redemption or purchase of shares of the class or series, and, if so, the terms and amount of such sinking fund;

     (vii)the rights of the shares of that class or series in the event of the voluntary or involuntary liquidation, dissolution or winding up of this Corporation, and the relative rights of priority, if any, of payment in respect of shares of that class or series; and

     (viii) any other relative rights, preferences and limitations of that class or series.


     E. So long as any shares of the Class B Common Stock or of the Class C Common Stock remain issued and outstanding, this Corporation shall not, either directly or indirectly, without the (i) affirmative vote of the Holders holding at least 75% of the number of shares of the Class A Common Stock then issued and outstanding, and (ii) without the affirmative vote of the Holders holding at least 75% of the number of shares of the Class B Common Stock then issued and outstanding, and (iii) without the affirmative vote of the Holders holding at least 75% of the number of shares of the Class C Common Stock then issued and outstanding, (w) alter or repeal or amend any of the provisions of these Articles of Incorporation so as to affect adversely the preferences, special rights or privileges or voting powers of shares of (x) the Class B Common Stock or of (y) the Class C Common Stock or of (z) the Class A Preferred Stock.


                                   ARTICLE III

     The street address of this Corporation's Initial Registered Office and the name of its Initial Registered Agent at that Office is

                             W. Bradley Monroe, Esq.
                             239 E. Virginia Street
                             Tallahassee, Florida 32301

     The name and street address of the Incorporator of this Corporation is

                             Robert Worthington
                             2021 Arch Street
                             Philadelphia, Pennsylvania 19103




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                                   ARTICLE IV

     This Corporation may engage or transact in any and all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.


                                    ARTICLE V

     This Corporation elects not to be governed by the terms and provisions of Sections 607.0901 and 607.0902, Florida Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

     Pursuant to Section 607.10025, Florida Statutes,

     (i) the Board of Directors of this Corporation, without shareholder approval, shall have authority to affect a share combination or division of this Corporation's Capital Stock so long as that, in so doing, the Board of Directors of this Corporation does not amend these Articles of Incorporation; and

     (ii) upon the effectiveness of a combination of shares of this Corporation's Capital Stock, the authorized shares of the Classes or Series affected by the combination shall not be reduced by the same percentage by which the issued shares of such Class or Series was reduced as a result of the combination.


                                   ARTICLE VI

     The number of Directors of this Corporation shall never be less than one.


                                   ARTICLE VII

     This Corporation shall have perpetual existence.


                                  ARTICLE VIII

     The personal liability of the Directors of this Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Florida, as the same may be amended and supplemented.


                                   ARTICLE IX

     This Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Florida, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.





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     Accordingly,  this  Corporation  shall  indemnify its Officers,  Directors,
Employees and Agents in accordance with the following:

     (i) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation), by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was otherwise serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct to be unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of this Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     (ii) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of this Corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of this Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to whether such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (iii)To the extent that a director, officer, employee or agent of this Corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections (i) and (ii) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.




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     (iv) Any indemnification  under Section (i) or (ii) of this Article (unless ordered  by a  court)  shall  be  made  by  this  Corporation  only as
          authorized   in  the   specific   case  upon  a   determination   that
          indemnification of the officer, director, employee or agent is proper under the circumstances, because he has met the applicable standard of conduct set forth in Section (i) or (ii) of this Article. Such determination shall be made

               (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

               (b) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

               (c) by the affirmative vote of the holders of a majority of the shares of Capital Stock entitled to vote and represented at a meeting called for that purpose.

     (v) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (iv) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by this Corporation as authorized in this Article.

     (vi) The Board of Directors may exercise this Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of this Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this Corporation would have the power to indemnify him against such liability under this Article.

     (vii)The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.


         By: /s/ Robert Worthington                         August _____, 2004
            -----------------------------------
            Robert Worthington, Incorporator


         Having been named as Registered Agent to accept Service of Process for the above stated Corporation at the place designated in this Certificate, I am familiar with and accept the appointment of Registered Agent and agree to act in this capacity.

         By:  /s/ W. Bradley Monroe, Esq.                   August _____, 2004
            -----------------------------------
            W. Bradley Monroe, Esq.



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